QUANTITATIVE EQUITY FUND PROXY SCRIPT - OUTBOUND

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                     TOPICS/HELPFUL HINTS
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INTRODUCTION:

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                     SUGGESTED VERBIAGE
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|_|       Good Morning Mr./Ms./____________. My name is___________, I am calling on behalf of American Century. The reason I am calling today is to see if you have  received the recent Proxy  Statement  sent to you on your
          American  Century ____ Fund?  Before I continue,  I'd like you to know that this call is being  recorded  to ensure we  accurately  represent your wishes.

|_|       I just want to check in with you to see if you have any  questions  or if there is anything that I can help you with.

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TRANSITION:

If yes....

|_|       Great!  We can begin with any  questions you may have and then, if you are ready,  we can provide you with the  opportunity to cast your vote today!

|_|       The proxy can be a very confusing process and some of our shareholders have  called us with  questions.  I want to make sure YOU have all the information you need. Where would you like to start?

If shareholder is unfamiliar with proxy mailing...

|_|       After  much  consideration,  the Board of  Directors  has  approved  a proposal  to change the  domicile of your fund.  Because  this is your investment, the final decision is up to you. I am calling today to see if you have any  questions.  Would you like to talk  some  more  about this? (If yes, see above talking point)

If no...

|_|       I  understand.  We wanted to let you know we are available to help and to  stress  the  importance  of your  vote.  Your  thoughts  are  very important to us and we strongly  urge you to vote the proxy.  Can I be of any assistance? (If still no- See Closing)

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"I'M NOT SURE WHERE TO START."

|_|       I certainly  understand.  Many  shareholders  have not  experienced  a
          "proxy" and it can be  overwhelming.  I want to make this as simple as possible. Let's talk about...

1.   If you  would  like,  why  American  Century  is  proposing  the  change of domicile. (Rationale)
2.   Provide you with the opportunity to cast your vote today.

     Does this sound like a good starting point? OR What topic would you like to explore first?

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CHANGE OF DOMICILE

"Why  does  American  Century  want to  change  the  domicile  of the  funds  to
Maryland?"

|_|       The 5  funds  listed  in  this  proxy  are  currently  organized  as a
          California  corporation.  The  proposal  would  change  the  state  of
          incorporation   to   Maryland.   Mutual   funds   formed  as  Maryland
          corporations  have certain  advantages  over those funds  organized as
          California  corporations.  Maryland corporate law contains  provisions better designed for mutual funds than  California  corporate law. This is one  reason  that  many of our  funds are  currently  domiciled  in
          Maryland and Massachusetts.

(Listen for interest in hearing more)

Would you like for me to give you a few examples?

                    - In  Maryland,  funds can more easily make  changes such as changing  the  fund's  name  or  increasing  the  number  of authorized shares of stock.

                    - It's easier to make  technical  corrections  to forms that are filed with the state under Maryland law than  California law.

                    - Unlike Maryland,  there are few mutual funds  incorporated in  California.  Because  Maryland  has so many mutual funds incorporated  under its laws,  the courts  have  applied and interpreted  the law to  many  situations  involving  mutual funds.  Because of this rich case law,  it is clearer  under
                    Maryland law how funds should be governed and operated.

"What impact would this change in domicile have on my investment?"

|_|       The "move" to Maryland  will  largely be on paper and  transparent  to you.  The change in domicile  will NOT:

          - Result in a taxable event
          - Change the number of shares in your account
          - Change your tax basis and holding period for your shares
          - Change your fund's investment strategy or objective
          - Change your account services

Where are American Century's other funds incorporated?

All of the other fund  corporations  are  incorporated  in Maryland.  Our fixed-
income funds, which are business trusts,  are all organized under  Massachusetts law. Both states have  well-developed  provisions for mutual funds, which is why the majority of funds are organized in these states.

Is American Century moving its office headquarters from Kansas City?

No, American Century's  headquarters will remain in Kansas City. The proposal to change the state of  incorporation  for these  five funds is not  related to the physical location of the corporate headquarters or any of our operations.

Does the move to Maryland give American Century more flexibility?

Yes.  It does make it  easier  to change  fund  names,  increase  the  number of authorized  shares and make  technical  corrections to forms that are filed with the state.  However,  this proposal would not change how the funds are regulated by the SEC, NASD and each state's securities divisions.

I saw in the proxy that there is a 2nd proposal to conduct  "Other  Business" at the Shareholder Meeting. What does this mean?

The  proposal  for "other  business"  is a fairly  standard  proposal to address unforeseen  matters.  In order for any "Other  Business"  to be conducted at the meeting,  the board of directors would have to approve it. Because  shareholders would need to be notified of most approval  matters,  "Other Business" is rarely used.  To the best of their  recollection,  American  Century has never used the
"Other Business" approval.

What happens if the proxy doesn't pass?

|_|       If the proposal  does not pass,  the issuer of the funds will continue to operate as a California corporation. The Board of Directors and the
          Advisor may resubmit the change of domicile  proposal to  shareholders or take other action that they deem appropriate.

The proxy  statement  notes that certain  corporate  filings with the California
Secretary of State's  office that  describes  the rights and  privileges of some funds' classes were not properly made. How did this occur?

|_|       It was simply an administrative error; American Century mistakenly did not make proper  filings  with the  California  Secretary of State for certain classes of the funds.

How did American Century discover the issue?

|_|       American  Century  discovered  the issue while  preparing  for filings associated with our quantitative funds. As soon as they recognized the defect they immediately began working toward a resolution.

I read in the proxy that the legal status of certain fund classes is  uncertain.
What does this mean?

|_|       American Century California's  articles of incorporation  currently do not specifically  state what the rights and privileges of some classes of the corporation's  shares are (such as voting rights).  Because the rights and  privileges  are not  specifically  stated in the articles, they are subject to  interpretation.  There are strong  arguments that these  "undesignated  classes"  have the same rights as those  classes which have their rights and privileges clearly stated in the articles.
          The Board of Directors has duly  authorized the  establishment  of the classes,  and the  shareholders  of those  classes  have been and will continue to be treated as if those rights and privileges  were clearly expressed in the articles.

Will the change of domicile  deprive the State of California of significant  tax revenue?

|_|       No. The vast majority of taxes paid in  connection  with the funds are paid by the manager, American Century Investment Management, Inc. ACIM has  historically  paid  approximately  $700,000 in annual  California state income  taxes.  ACIM would have paid the same amount even if the
          funds    had   been    organized    as   a    Maryland    corporation.

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VOTING PROCEDURES:

"How do I vote the proxy?"

|_|       We have  made the  voting  process  easy for you.  I would be happy to review your voting options.  Do you have any specific  questions I can help you with? OR

|_|       We have made the voting process easy for you. I can take your vote now or you may also vote online, by mail or by telephone.

How should I vote on the proxy?

|_|       After much  consideration the Board of Directors has unanimously voted to  recommend  that  shareholders  approve  the  change  of  domicile.
          American  Century  believes  you  should  ultimately  make  the  final decision. The important thing is for you to cast a vote.

"I'm not sure I have enough information to make a decision."

|_|       I can certainly  understand.  What information could I provide to help you make a decision?

|_|       If you need more information,  the Q&A section of your proxy statement will provide you with some important facts.

"I can't decide now, can I call you later".

|_|       Absolutely.  You will have until April 26 to vote. The important thing is for you to cast a vote.  Since every vote counts,  please know that you may receive voting reminders.

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PHONE VOTING

|_|       May I please have the last four digits of your social security number?

|_|       May I please have your name and address?

|_|       How would  you like to vote on the  proxy?  Your  choices  are  "For,"
          "Against" or "Abstain."

If the investor has more than one fund:

|_|       Would you like to vote the same manner for each of your funds?

|_|       You have voted ______________. Is that correct?

|_|       Your vote has been recorded. A Confirmation will be sent to you within
          72 hours.

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CLOSING OR TRANSFER:

DIRECT INVESTORS SHOULD BE TRANSFERRED TO
1-800-345-2021.

THIRD PARTY INVESTORS SHOULD BE TRANSFERRED TO
1-800-378-9878.

|_|       Thank you for your time and have a nice day.

|_|       Please hold while I transfer you to American Century.